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EXHIBIT 23 - CONSENT OF INDEPENDENT AUDITORS


[WOLNEWITZ & VERRELLI, P.C. LETTERHEAD]

We have issued our report dated November 10, 1997 with respect to the consolidated balance sheet of Capricorn Capital Group, Inc. and subsidiaries as of September 30, 1997 and the related consolidated Statements of operations, changes in stockholders' equity, and cash flows for the year then ended. We consent to the incorporation by reference of that report in the Form 8-K for National TechTeam, Inc. to be filed on April 14, 1998.



/s/ Wolnewitz & Verrelli, P.C.

April 14, 1998






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